EXHIBIT 99






               SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.





                            FORM 11-K

                          ANNUAL REPORT

                Pursuant to Section 15(d) of the

                 Securities Exchange Act of 1934

           For the Fiscal Year Ended December 31, 1998





        Employees' Stock Purchase Plan of UAL Corporation
        -------------------------------------------------
                    (Full title of the Plan)


                         UAL Corporation
                         ---------------
          (Employer sponsoring the Plan, issuer of the
            participations in the Plan and issuer of
              the shares held pursuant to the Plan)


        1200 Algonquin Road, Elk Grove Township, Illinois
                        Mailing Address:

    UAL Corporation, P.O.Box 66919, Chicago, Illinois  60666
    --------------------------------------------------------
            (Address of principal executive offices)









            REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
            ----------------------------------------


To UAL Corporation:

We have audited the accompanying statements of financial position of the Employees' Stock Purchase Plan of UAL Corporation (the
"Plan") as of December 31, 1998 and 1997 and the related statements of changes in participants' equity for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's administrator, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of December 31, 1998 and 1997 and the changes in its participants' equity for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.




                                        /s/ Arthur Andersen LLP

                                            ARTHUR ANDERSEN LLP


Chicago, Illinois
March 15, 1999




Signature
---------
Pursuant to the requirements of the Securities Exchange Act of 1934, the sponsor and issuer of the participants of the Plan, UAL
Corporation has duly caused this Annual Report to be signed on its behalf by the undersigned thereunto duly authorized.









                                              UAL Corporation
                                                 Administrator




Dated March 12, 1999                       By /s/  Douglas A. Hacker

                                              Douglas A. Hacker
                                              Senior Vice President and
                                              Chief Financial Officer




                 EMPLOYEES' STOCK PURCHASE PLAN
                 ------------------------------
                       OF UAL CORPORATION
                       ------------------

                STATEMENTS OF FINANCIAL POSITION
                --------------------------------
             (In Thousands, Except Number of Shares)



                                                  December 31
                                                1998        1997
                                                ----        ----
ASSETS
------
Participants' payroll deductions
     receivable from UAL Corporation        $    369    $    684

Investment in common stock of
     UAL Corporation, at quoted market
     value (1998 - 528,112 shares, cost
     $21,208; 1997 - 506,971 shares, cost
     $17,283).                                31,522      46,895
                                              ------      ------
                                            $ 31,891    $ 47,579
                                            ========    ========



LIABILITIES AND PARTICIPANTS' EQUITY
------------------------------------

Payable to terminating and partially
     withdrawing participants, at
     quoted market value (1998 - 6,172
     shares, cost $ 368; 1997 - 170
     shares, cost $ 16).                    $    368    $     16

Participants' equity                          31,523      47,563
                                              ------      ------
                                            $ 31,891    $ 47,579
                                            ========    ========

The accompanying notes to financial statements are an integral part of these statements.



                 EMPLOYEES' STOCK PURCHASE PLAN
                 ------------------------------
                       OF UAL CORPORATION
                       ------------------
          STATEMENTS OF CHANGES IN PARTICIPANTS' EQUITY
          ---------------------------------------------
                         (In Thousands)


                                            Year Ended December 31
                                            ----------------------
                                          1998       1997       1996
                                          ----       ----       ----

Balance at beginning of year            $ 47,563   $ 32,247   $ 22,146

Increase (decrease) during year:
  Participants' payroll deductions         5,810      5,576      3,849
  Realized gain on stock distributed
    to participants                          150      3,682      1,312
  Unrealized appreciation (depreciation)
    in value of investment               (19,298)    11,501      8,086
  Stock and cash for fractional shares
    distributed or amounts payable to
    participants, at market value         (2,702)    (5,443)    (3,146)
                                         -------    -------    -------
                                         (16,040)    15,316     10,101
                                         =======    =======    =======

Balance at end of year                  $ 31,523   $ 47,563   $ 32,247
                                         =======    =======    =======


The accompanying notes to financial statements are an integral part of these statements.



                 EMPLOYEES' STOCK PURCHASE PLAN
                 ------------------------------
                       OF UAL CORPORATION
                       ------------------

                  NOTES TO FINANCIAL STATEMENTS
                  -----------------------------

(1)  The Plan
-------------
The Employees' Stock Purchase Plan of UAL Corporation (the
"Plan") is sponsored by UAL Corporation ("UAL"). UAL offers participation in the Plan to eligible employees of UAL and its subsidiaries.

(2)  Purchase and Distribution of Stock
---------------------------------------
Purchases are made by the Plan monthly, and the shares purchased are credited to the accounts of each participant on the basis of the ratio of the participant's contribution to total participants' contributions for the month. The cost of common stock purchased for the Plan includes all brokerage charges involved in the purchase.

When shares of stock are distributed to the individual participants pursuant to the terms of the Plan, the market value of such shares is removed from the investment account of the Plan.

Terminating participants receive a certificate for the full number of shares, plus cash for the fractional shares, held for their accounts. Partially withdrawing participants receive certificates for the full number of shares withdrawn. There are no forfeiture provisions under the Plan with respect to participants' contributions.

(3)  Investment in Common Stock of UAL
--------------------------------------
The investment in common stock of UAL is valued at the year-end published market prices as reported by the New York Stock
Exchange.

(4)  Realized Gain on Stock Distributed to Participants
-------------------------------------------------------
Gains on stock distributed to participants are realized to the extent of the difference between the weighted average cost of shares distributed and the market value at the date of distribution.

(5)  Unrealized Appreciation (Depreciation) in Value of Investment
------------------------------------------------------------------
The unrealized appreciation (depreciation) in the value of investment is the change from the prior year-end to the current year-end in the difference between the market value and the cost of the investment.



The following is a summary of unrealized appreciation
(depreciation):

                                          1998      1997      1996
                                          ----      ----      ----
                                                (In Thousands)

Balance at beginning of year          $ 29,612   $ 18,111   $ 10,025
Increase (decrease) during year        (19,298)    11,501      8,086
                                       --------   -------   --------
Balance at end of year                $ 10,314   $ 29,612   $ 18,111
                                      =========  ========   ========


(6)  Administrative Expenses of the Plan
----------------------------------------
All administrative expenses of the Plan are paid by UAL.

(7)  Federal Income Tax
-----------------------
Under existing federal income tax laws, the Plan is not subject to federal income tax. Any dividend income is taxable to the participants upon distribution and receipt. When any shares of stock or rights acquired under the Plan are sold by or for a participant, any gain or loss must be recognized by that participant.







            Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in Exhibit 99 of the UAL Corporation Form 10-K for the year ended December 31, 1998, into the Company's previously filed Post-Effective Amendment No. 1 to Form S-8 (File No. 2-67368) and Post-Effective Amendment No. 2 to Form S-8 (File No. 33-37613) for the Employees' Stock Purchase Plan of UAL Corporation.





                                   /s/ Arthur Andersen LLP

                                   Arthur Andersen LLP


Chicago, Illinois
March 15, 1999